CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Volumetric Fund, Inc. and to the use of our report dated February 19, 2014 on the financial statements and financial highlights of Volumetric Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


	BBD, LLP

Philadelphia, Pennsylvania
April 28, 2014